UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) January 25, 2010

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.02 Results of Operations and Financial Condition

On January 26, 2010, Tellabs, Inc. is reporting its results of operations for its fiscal fourth quarter ended January 1, 2010. A copy of the press release issued by Tellabs, Inc. concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and related information in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of Tellabs, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02, including related information in Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), Tellabs, Inc. has provided non-GAAP financial measures in the press release attached as Exhibit 99.1 as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain charges, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate certain items of expenses and losses from cost of revenue, operating expenses, other income and expenses, and income taxes. Management believes that this presentation enables investors to better evaluate the current operational and financial performance of our business and facilitate comparisons to historical results of operations. Management uses these measures for reviewing our financial results and for business planning and performance. Management discloses this information publicly along with a reconciliation of the comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and other charges, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 25, 2010, management initiated a restructuring plan that will enable Tellabs to shift investment from TDM (Time Division Multiplexing) to Ethernet and IP (Internet Protocol) products, move supply chain closer to our suppliers and reduce general and administrative expenses. Actions under this plan are expected to be completed by the end of the first quarter of 2011. We expect to record pretax charges in the first quarter of 2010 through the first quarter of 2011 in the range of $11 million to $14 million. The pretax charges will consist of $9 million to $11 million for workforce reductions of approximately 200 employees and $2 million to $3 million for facility- and asset-related charges. Estimated cash payments under this plan are expected to be in the range of $9 million to $11 million beginning in the first quarter of 2010 and continuing through the second quarter of 2011.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected charges and costs related to the above-described restructuring plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties. Examples of these include, without limitation, possible changes in the amount and nature of the expected costs and charges, the competitive landscape, including pricing and margin pressures, the response of customers and competitors, industry consolidation, the introduction of new products, integration of a new business, the entrance into new markets, the ability to secure necessary resources, the ability to realize anticipated savings under our cost-reduction initiatives, and overall negative economic conditions generally and disruptions in credit and capital markets, including specific impacts of these conditions on the telecommunications industry. More information about potential factors that could affect our business and financial results is included in the “Risk Factors” set forth in our Annual Report on Form 10-K for the fiscal year ended January 2, 2009 and our Quarterly Report on Form 10-Q for the quarter ended July 3, 2009. Our actual future results could differ materially from those predicted in such forward-looking statements. For these reasons investors are advised not to rely on these forward-looking statements when making investment decisions. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of our business. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to future results over time.

Item 8.01 Other Events

Tellabs is announcing that its Board of Directors has approved a quarterly cash dividend on January 25, 2010 of $0.02 per share of outstanding common stock payable on February 26, 2010, to stockholders of record as of the close of business on February 12, 2010.

Tellabs’ press release dated January 26, 2010, regarding this cash dividend is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tellabs, Inc., dated January 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

January 25, 2010

(Date)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Tellabs, Inc., dated January 26, 2010